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                                                                   EXHIBIT 5.1


                          Weil, Gotshal & Manges LLP
                        A limited liability partnership
                      including professional corporations
                   767 Fifth Avenue, New York, NY 10153-0019
                                (212) 310-8000
                              FAX: (212) 310-8007







                                January 23, 1997



J. C. Penney Company, Inc.
6501 Legacy Drive
Plano, Texas  75024-3698

Ladies and Gentlemen:

          We have acted as counsel to J. C. Penney Company, Inc., a Delaware corporation ("JCPenney"), in connection with the preparation and filing of the Registration Statement of JCPenney on Form S-4 (as amended, the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of common stock, par value 50c per share ("Common Stock"), of JCPenney to be issued to stockholders of Eckerd Corporation, a Delaware corporation ("Eckerd"), pursuant to the terms of an Amended and Restated Agreement and Plan of Merger, dated as of November 2, 1996 (the "Merger Agreement"), among JCPenney, Omega Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of JCPenney ("Omega"), and Eckerd pursuant to which, subject to the fulfillment of certain conditions, Eckerd will merge with and into Omega.

          In so acting, we have reviewed the Registration Statement, including the proxy statement and prospectus contained therein (the "Proxy Statement"), the Restated Certificate of Incorporation of JCPenney, as amended to the date of this opinion (the "Restated Certificate"), and the Merger Agreement. In addition, we have examined originals or copies, certified or otherwise identified to our
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J. C. Penney Company, Inc.
January 23, 1997
Page 2


satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of JCPenney, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of JCPenney, Omega and Eckerd.

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

          1. JCPenney is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

          2. The shares of Common Stock to be issued pursuant to the Merger Agreement and registered pursuant to the Registration Statement have been duly authorized and, when issued as contemplated by the Merger Agreement, will be validly issued, fully paid and nonassessable.

          The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

          The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the
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J. C. Penney Company, Inc.
January 23, 1997
Page 3


references to this firm under the heading "Legal Matters" in the Proxy Statement, without admitting that we are "experts" under the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement.


                                           Very truly yours,


                                           /s/ Weil, Gotshal & Manges LLP